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                                                                  EXHIBIT 23 (a)


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Registration Statement of CheckFree Holdings Corporation on Form S-3 of our reports dated August 11, 1998, except for Note 20 to the consolidated financial statements as to which the date is September 11, 1998, included and incorporated by reference in the Annual Report on Form 10-K of CheckFree Holdings Corporation for the year ended June 30, 1998, and to the use of our report dated August 11, 1998, except for Note 20 as to which the date is September 11, 1998, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to us under the headings "Summary Consolidated Financial Information", "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

                                           /s/ DELOITTE & TOUCHE LLP
                                          ------------------------------
                                               Deloitte & Touche LLP


Atlanta, Georgia

May 27, 1999